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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated October 5, 2001 included in Registration Statement File No. 333-62856, 333-62978, 333-62848, 333-62852,
333-44542, 333-87175, 333-62757, 333-36315, 333-30493, 333-04570, and 333-2666.
It should be noted that we have not audited any financial statements of the Company subsequent to August 31, 2001 or performed any audit procedures subsequent to the date of our report.




New Orleans, Louisiana
November 29, 2001